PROMISSORY NOTE
                                ----------------


DATE:                         August  24,  2006

BORROWER:                     RCI Debit Services, Inc., a Texas corporation.

BORROWER'S MAILING ADDRESS:   10959 Cutten Road
                              Houston, Harris County, Texas 77066

LENDERS: Behzad Bahrami, Shahrzad Bahrami, Spiridon Karamalegos, Antonios A. Petropoulos, Nicolas Karaolis, Jesse G. Candelas and Eleftherios Karamalegos

PLACE FOR PAYMENT:            c/o  Douglass D. Hearne, Jr., Trustee
                              700 Lavaca, Suite  910
                              Austin, Travis County, Texas 78701

                              or any other place that Lenders may designate in writing

PRINCIPAL AMOUNT:             One  Million  Seven  Hundred  Thousand  and No/100
                              Dollars  ($1,700,000.00)

ANNUAL INTEREST RATE:         Seven and One-Half Percent (7.5%)

FINAL MATURITY DATE:          August  __,  2011

ANNUAL INTEREST RATE ON
MATURED, UNPAID AMOUNTS:      Fourteen Percent (14%)

TERMS OF PAYMENT
(PRINCIPAL AND INTEREST):     This  Note shall be due and payable to Douglass D.
                              Hearne,  Jr.,  as  Trustee for Lenders as follows:

                              (1)  in twenty-four  (24)  equal  monthly
                                   installments of principal and interest in the amount of Forty Thousand Seven Hundred Sixty-Nine and 83/100 Dollars ($40,769.83 = $31,499.71 + $9,270.12) each, with the first such installment being due and payable on September __, 2006, with subsequent installments being due and payable on the same day of each successive month, through August __, 2008; and

                              (2)  thereafter  commencing  with  the  25th
                                   month through the 59th month in equal monthly installments of principal and interest in the amount of Nine Thousand Two Hundred Seventy and 12/100 Dollars ($9,270.12) each, with the next such installment being


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                                   due  and  payable  on  September  __,  2008,
                                   and with subsequent installments in like amount being due and payable on the same day of each successive month through July __, 2011, with a final payment of Seven Hundred Eight-Five Thousand Three Hundred Twenty-One and 04/100 Dollars ($785,321.04)* being due and payable on August __, 2011, being the final maturity of this Note, when the entire unpaid principal balance, whether the same or difference from the above stated balance, and all unpaid accrued interest owing, together with all other charges, if any, will be due and payable in full.

                              *A portion of this Note ($1,000,000.00) is based upon a 15 year amortization, with a 5 year balloon, with payments of $9,270.12 for 59 months and a final payment of $785,321.04 due on the 60th month.

PREPAYMENT:                   Borrower may prepay this Note in any amount at any
                              time before the Maturity Date without penalty or premium.

SECURITY FOR PAYMENT:         This  Note  is  secured  by  a  security  interest
                              evidenced by Security Agreements of even date hereof, covering the following property, to-wit:

                              (1) All of the outstanding shares of common stock of RCI Debit Services, Inc., including all dividends (cash or otherwise), right to receive dividends, stock dividends, dividends paid in stock, distributions upon redemption or liquidation, distributions as a result of split-ups, recapitalization or rearrangements, stock rights, rights to subscribe, voting rights, rights to receive securities, and all new securities and other property which debtor may now be or may hereafter become entitled to receive on account of the foregoing (Borrower hereby agreeing that in the event debtor receives any such new securities, Borrower will hold the same in trust for Lenders and will immediately deliver the same to Lenders to be held by Lenders subject to the terms and provisions of the Security Agreement).

                              (2) All of the Membership Interest in New Spiros, L.L.C., a Texas limited liability company;

                              (3)  All of  the  Partnership  Interest  in
                                   Spiros Partners, Ltd., a Texas limited partnership, except for a 1% limited partner interest retained by Behzad Bahrami.

                              (4)  All of  the  assets  of  Borrower.

                              and all additions to, replacements of, and substitutions for any of the foregoing; and all proceeds of any of the foregoing


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OTHER SECURITY FOR PAYMENT:        None

RELATED NOTES:                (1)  One certain  promissory  note  in  the
                                   original  principal  amount  of  Six  Hundred
                                   Thousand and No/100 Dollars ($600,000.00), dated as of September 30, 2004, executed by SK & BB Holdings, L.P., payable to the order of The Griffin Family Trust Under the Will of
                                   Gordon  M. Griffin, Deceased, and The Griffin
                                   Family  Trust  Under  the  Will  of  Irma  H.
                                   Griffin, Deceased, described in and secured by a vendor's lien and deed of trust recorded in Vol. ____, Page ____, of the real property records of Bexar County, Texas (the
                                   "600,000.00  Note"),  which  $600,000.00 Note
                                   has been modified, reduced and extended as of even date hereof, and assumed by RCI
                                   Holdings, Inc., a Texas corporation, who is an affiliate of Borrower.

                              (2)  One certain  promissory  note  in  the
                                   original principal amount of Two Hundred Thousand and No/100 Dollars ($200,000.00), dated as of even date hereof, executed by RCI Holdings, Inc., a Texas corporation, payable to the order of SK & BB Holdings, L.P., a Texas limited partnership, described in and secured by a vendor's lien and deed of trust recorded in Vol. ___, Page ___, of the real property records of Bexar County, Texas (the $200,000.00 Note and the $600,000.00 Note
                                   collectively referred to as the "Related Notes").

CROSS  DEFAULT:                    Notwithstanding  any  language  herein
                                   contained to the contrary, the Borrower agrees that in the event of any default in the Related Notes or in any instruments securing same, and such default is not cured within the time period therein provided, if any, that such uncured default shall be a default herein entitling the Lenders to any and all remedies as herein provided or as may be provided by law.


     Borrower promises to pay to the order of Lender the Principal Amount plus interest at the Annual Interest Rate. This Note is payable at the Place for Payment and according to the Terms of Payment. All unpaid amounts are due by the Maturity Date. After maturity, Borrower promises to pay any unpaid principal balance plus interest at the Annual Interest Rate on Matured, Unpaid Amounts.

     If Borrower defaults in the payment of this Note or in the performance of any obligation in any instrument securing or collateral to this Note, Lender may declare the unpaid principal balance, earned interest, and any other amounts owed on the Note immediately due. Notwithstanding any other provision of this Note, in the event of a default, before exercising any of Lender's remedies under this Note or any deed of trust or warranty deed with vendor's lien securing or collateral to it, Lender will first give Borrower written notice of default and Borrower will have ten days after notice is given in which to cure the default. If the default is not cured ten days after notice, Borrower and each surety, endorser, and guarantor waive all


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demand  for payment, presentation for payment, notice of intention to accelerate maturity, notice of acceleration of maturity, protest, and notice of protest, to the extent permitted by law.

     Borrower also promises to pay reasonable attorney's fees and court and other costs if this Note is placed in the hands of an attorney to collect or enforce the Note. These expenses will bear interest from the date of advance at the Annual Interest Rate on Matured, Unpaid Amounts. Borrower will pay Lender these expenses and interest on demand at the Place for Payment. These expenses and interest will become part of the debt evidenced by the Note and will be secured by any security for payment.

     Interest on the debt evidenced by this Note will not exceed the maximum rate or amount of nonusurious interest that may be contracted for, taken, reserved, charged, or received under law. Any interest in excess of that maximum amount will be credited on the Principal Amount or, if the Principal Amount has been paid, refunded. On any acceleration or required or permitted prepayment, any excess interest will be canceled automatically as of the acceleration or prepayment or, if the excess interest has already been paid, credited on the Principal Amount or, if the Principal Amount has been paid, refunded. This provision overrides any conflicting provisions in this Note and all other instruments concerning the debt.

     Each Borrower is responsible for all obligations represented by this Note. When the context requires, singular nouns and pronouns include the plural.

     A default exists under this Note if (1) (a) Borrower or (b) any other person liable on any part of this Note or who grants a lien or security interest on property as security for any part of this Note (an "Other Obligated Party") fails to timely pay or perform any obligation or covenant in any written agreement between Lender and Borrower or any Other Obligated Party; (2) any warranty, covenant, or representation in this Note or in any other written agreement between Lender and Borrower or any Other Obligated Party is materially false when made; (3) a receiver is appointed for Borrower, any Other Obligated Party, or any property on which a lien or security interest is created as security (the "Collateral Security") for any part of this Note; (4) any Collateral Security is assigned for the benefit of creditors; (5) a bankruptcy or insolvency proceeding is commenced by Borrower, a partnership of which Borrower is a general partner, or an Other Obligated Party; (6) (a) a bankruptcy or insolvency proceeding is commenced against Borrower, a partnership of which Borrower is a general partner, or an Other Obligated Party and (b) the proceeding continues without dismissal for sixty days, the party against whom the proceeding is commenced admits the material allegations of the petition against it, or an order for relief is entered; (7) any of the following parties is dissolved, begins to wind up its affairs, is authorized to dissolve or wind up its affairs by its governing body or persons, or any event occurs or condition exists that permits the dissolution or winding up of the affairs of any of the following parties: Borrower, a partnership of which Borrower is a general partner, or an Other Obligated Party; and (8) any Collateral Security is impaired by loss, theft, damage, levy and execution, issuance of an official writ or order of seizure, or destruction, unless it is promptly replaced with collateral security of like kind and quality or restored to its former condition.

     If any provision of this Note conflicts with any provision of a loan agreement, deed of trust, or security agreement of the same transaction between Lender and Borrower, the provisions of the deed of trust will govern to the extent of the conflict.


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     This  Note  will be construed under the laws of the state of Texas, without regard  to  choice-of-law  rules  of  any  jurisdiction.

     THIS NOTE REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENT OF THE PARTIES.

     THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.


                                 RCI DEBIT SERVICES, INC., a Texas corporation


                                 By: /s/ Eric Langan
                                    -------------------------------------------
                                         Eric Langan, President


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